UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 21, 2004 (July 21, 2004)

GENERAL DYNAMICS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-3671	13-1673581
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2941 Fairview Park Drive, Falls Church, Virginia	22042-4513
(Address of Principal Executive Offices)	(Zip Code)

(703) 876-3000
(Registrant’s Telephone Number, Including Area Code)

Item 9. Regulation FD Disclosure

General Dynamics Chairman and Chief Executive Officer Nicholas D. Chabraja, during a conference call with investment analysts and reporters, today updated the corporation’s guidance for expected 2004 earnings per share to $5.85. Previously the company had said it expected 2004 earnings per share of between $5.70 and $5.75.

Earlier in the day, General Dynamics reported its financial performance for the second quarter of 2004. Results included revenues of $4.8 billion, compared to 2003 second quarter revenues of $3.9 billion. Net earnings in the 2004 second quarter were $300 million, or $1.49 per share on a fully diluted basis, compared with 2003 second quarter net earnings of $242 million, or $1.22 per share fully diluted.

Certain statements made in this Form 8-K, including any statements as to future results of operations and financial projections, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s expectations, estimates, projections and assumptions. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors. Additional information regarding these factors is contained in the company’s filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K and our Forms 10-Q.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GENERAL DYNAMICS CORPORATION

by	/s/ John W. Schwartz

John W. Schwartz
Vice President and Controller
(Authorized Officer and Chief Accounting Officer)

Dated: July 21, 2004